Exhibit 10.3

GUARANTY AND SURETYSHIP AGREEMENT

THIS GUARANTY AND SURETYSHIP AGREEMENT (this “Agreement”) is made as of December 30, 2022 by each of Renovare Environmental, Inc. (f/k/a BioHiTech Global, Inc.), a Delaware corporation (“Renovare”), BHT Financial, LLC, a Delaware limited liability company (“BHT Financial”), BioHiTech America, LLC a Delaware limited liability company (“BHT America”), BioHiTech Europe, PLC, a United Kingdom private limited company (“BHT UK”), E.N.A. Renewables, LLC, a Delaware limited liability company (“ENA”), and New Windsor Resource Recovery, LLC, a Delaware limited liability company (“New Windsor,” and together with Renovare, BHT Financial, BHT America, BHT UK, and ENA, collectively, jointly and severally referred to herein as the “Guarantors” and each a “Guarantor”) in favor of Michaelson Capital Special Finance Fund II, L.P., a Delaware limited partnership (“Noteholder”).

BACKGROUND

A.            Noteholder made a senior secured term loan to Guarantors evidenced by the Senior Secured Term Note, dated February 2, 2018, made by the Guarantors payable to Noteholder in the original principal amount of $5,000,000 (as amended prior to the date hereof, the “Existing Note”), which is subject to, and secured pursuant to, the Note Purchase and Security Agreement, dated as of February 2, 2018, between the Guarantors and Noteholder (as amended prior hereto, the “Existing Note Purchase and Security Agreement”).

B.            TraQiQ, Inc., a California corporation (“Borrower”) has assumed the indebtedness and other obligations of the Guarantors under the Existing Note as set forth in the Assumption Agreement, dated as of the date hereof, by and among Borrower and Noteholder, as acknowledged and agreed to by the Guarantors, and pursuant to the assumption of such indebtedness and other obligations, the Existing Note has been amended and restated, and as amended and restated, replaced and superseded by the Senior Secured Term Note, dated as of the date hereof, made by Borrower payable to Noteholder in the original principal amount of $3,017,089.84 (the “Restated Note”), but the Guarantors are, and shall continue to be, jointly and severally liable in respect of the indebtedness and other obligations now evidenced by or arising under the Restated Note pursuant to this Agreement, which Restated Note is secured by all or substantially all of the assets of Borrower as set forth in the Security Agreement, dated as of the date hereof, by Borrower with and in favor of Noteholder (the “Security Agreement”) and secured by, and subject to the other Noteholder Documents (as defined therein).

C.            As a condition to Noteholder’s willingness to continue to forbear with respect to certain specified defaults under the Existing Note and Existing Note Purchase and Security Agreement and to consent to the sale by certain Guarantors of certain assets to Borrower and the assumption by Borrower of the indebtedness and other obligations under the Existing Note, as amended and restated pursuant to the Restated Note, Guarantors are required to jointly and severally guaranty, as surety and guarantor, all of the obligations of Borrower to Noteholder arising under the Restated Note and the other Noteholder Documents, and each Guarantor is willing to do so, all on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, with the foregoing Background deemed incorporated herein and made a part hereof by this reference, in consideration of the premises set forth herein, and for other good and valuable consideration, and intending to be legally bound hereby, each Guarantor acknowledges, agrees and covenants as follows:

1.            Guaranty. Each Guarantor hereby:

(a)            unconditionally guarantees, as surety, to Noteholder, its successors, endorsees and assigns, the prompt payment, when due, of all of Borrower’s obligations under the Restated Note, whether matured or unmatured, absolute or contingent, direct or indirect, joint or several, of any nature whatsoever, and any costs and legal fees and expenses incurred by Noteholder in the enforcement thereof (collectively, the “Guaranteed Obligations”);

(b)            assents to all agreements made or to be made between or among Noteholder and any other person(s) or entities liable, either absolutely or contingently, on any of the Guarantied Obligations, including any co-maker, endorser, surety or guarantor (any such person or entity being hereinafter referred to as an “Obligor”), and further agrees that no Guarantor’s liability hereunder shall be reduced or diminished by such agreements in any way;

(c)            agrees that without incurring responsibility to a Guarantor, and without impairing or releasing the obligations of a Guarantor to Noteholder, and without reducing the amount due under the terms of this Agreement (except to the extent of amounts actually paid to and legally retained by Noteholder), Noteholder may at any time and from time to time, without the consent of or notice to any Guarantor, solely as provided in the Restated Note, the Security Agreement or any of the other Noteholder Documents, and in whole or in part:

(i)            change the manner, place or terms of payment of (including, without limitation, the interest rate and monthly payment amount) and/or change or extend the time for payment of, or renew or modify, any of the Guarantied Obligations, any security therefor, or any note evidencing same, and the guaranty herein made shall apply to the Guarantied Obligations, the Restated Note, the other Noteholder Documents, any other promissory note(s) evidencing the Guarantied Obligations, as so changed, extended, renewed or modified;

(ii)            sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order, any property at any time pledged, mortgaged or in which a security interest is given to secure, or however securing, the Guarantied Obligations;

(iii)            exercise or refrain from exercising any rights against Borrowers or others (including any Guarantor) or against any security for the Guarantied Obligations or otherwise act or refrain from acting;

(iv)            settle or compromise any Guarantied Obligations, whether in a proceeding or not, and whether voluntarily or involuntarily, dispose of any security therefor (with or without consideration) or settle or compromise any liability incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any Guarantied Obligations, whether or not due, to creditors of Borrower other than Noteholder and any Guarantor;

(v)            apply any sums Noteholder receives, by whomever paid or however realized, to any of the Guarantied Obligations, in Noteholder’s sole discretion;

(vi)            add, release, settle, modify or discharge the obligation of any maker, endorser, guarantor, surety, obligor or any other party who is in any way obligated for any of the Guarantied Obligations;

(vii)            accept any additional security for the Guarantied Obligations; and/or

(viii)            take any other action which might constitute a defense available to, or a discharge of, Borrower or bet or any other obligated party (including any Guarantor) in respect of the Guarantied Obligations; and

(d)            warrants that the address specified herein for any Guarantor is the current and correct residence address of such Guarantor, and agrees to notify Noteholder, in the manner hereinafter specified, within three days of any change in such address.

2.            Continuing Guaranty. This Agreement shall be a continuing guaranty and surety and shall be binding upon each Guarantor, jointly and severally, regardless of how long before or after the date hereof any of the Guarantied Obligations is or was incurred.

3.            Unconditional Liability. The obligations of each Guarantor hereunder are primary, absolute, independent, irrevocable and unconditional. Each Guarantor’s obligation to pay any of the Guarantied Obligations is a guaranty of payment, not of collection. This Agreement is an agreement of suretyship as well as of guaranty and without being required to proceed first against Borrower or any other person or entity, or against any other security for the Guarantied Obligations, Noteholder may proceed directly against Guarantor upon the occurrence and during the continuance of an Event of Default (as defined herein). Upon the occurrence and during the continuance of an Event of Default, Guarantors shall pay, comply with and perform such of the Guarantied Obligations as Noteholder shall direct, irrespective of whether the Guarantied Obligations directed by Noteholder to be paid, complied with and performed by such Guarantor are those which gave rise to the Event of Default. Each Guarantor’s liability hereunder is absolute and unconditional and shall not be reduced, diminished or released in any way by reason of: (a) any failure of Noteholder to obtain, retain or preserve, or the lack of enforcement of, any rights against any person or entity (including, without limitation, any Obligor) or in or against any property; (b) the invalidity of any such rights which Noteholder may attempt to obtain; (c) any delay in enforcing or any failure to enforce such rights, even if such rights are thereby lost; (d) any delay in making demand on any Obligor for performance or payment of any part or all of the Guarantied Obligations; (e) the genuineness, validity or enforceability of the Restated Note or any other documents executed pursuant thereto or in connection therewith; (f) any defense that may arise by reason of the incapacity or lack of authority of Borrower or the failure of Noteholder to file or enforce a claim against Borrower in any bankruptcy or other proceeding; or (g) any other circumstance, occurrence or condition, whether similar or dissimilar to any of the foregoing, which might otherwise constitute a legal or equitable defense, discharge or release of a guarantor or surety.

4.            Subrogation. Until such time as the Guarantied Obligations is indefeasibly satisfied in full and after the return of this Agreement to a Guarantor pursuant to Section 6 hereof, each Guarantor shall not exercise any right or remedy to which such Guarantor is now or may hereafter become entitled which arises on account of this Agreement and/or from the performance by a Guarantor of such Guarantor’s obligations hereunder to be subrogated to Noteholder’s rights against Borrower or any other Obligor and/or any present or future claim, remedy or right to seek contribution, reimbursement, indemnification, exoneration, payment or the like, or participation in any claim, right or remedy of Noteholder against Borrower or any security which Noteholder now has or hereafter acquires, whether or not such claim, right or remedy arises under contract, in equity, by statute, under common law or otherwise. If, notwithstanding such agreement, any funds or property shall be paid or transferred to a Guarantor on account of such subrogation, contribution, reimbursement, exoneration or indemnification at any time when all of the Guarantied Obligations has not been paid in full, such Guarantor shall hold such funds or property in express trust for Noteholder and shall segregate such funds from other funds of such Guarantor and shall forthwith pay over to Noteholder such funds and/or property to be applied by Noteholder to the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Restated Note and the other documents executed pursuant thereto or in connection therewith.

5.            Waivers.

(a)            Waiver of Remedies. Each Guarantor waives the right to marshalling of such Guarantor’s assets or any stay of execution and the benefit of all exemption laws, to the extent permitted by law, and any other protection granted by law to guarantors, now or hereafter in effect with respect to any action or proceeding brought by Noteholder against such Guarantor.

(b)            Waiver of Defenses. Each Guarantor irrevocably waives all claims of waiver, release, surrender, alteration or compromise and all defenses, set-offs, counterclaims, recoupments, reductions, limitations or impairments; provided, however, the foregoing shall not constitute a waiver with respect to a defense, if applicable, that Borrower has indefeasibly satisfied in full all of its obligations to Noteholder.

(c)            Waiver of Notice. Each Guarantor waives notice of acceptance of this Agreement and notice of the Guarantied Obligations and waives notice of default, non-payment, partial payment, presentment, demand, protest, notice of protest or dishonor, and all other notices to which such Guarantor might otherwise be entitled or which might be required by law to be given by Noteholder.

6.            Satisfaction. In the event that the Guarantied Obligations is satisfied in full by Borrower or any other Obligor, Noteholder shall return this Agreement to a Guarantor marked “satisfied” within 91 days from the date of the last payment on the Guarantied Obligations; provided, however, that if, during the 91 days immediately following payment on the Guarantied Obligations by any Obligor, a bankruptcy petition is filed by or against Borrower, any Obligor or Guarantor under any provision of the United States Bankruptcy Code, then Noteholder shall not return or mark “satisfied” this Agreement until either: (a) Bankruptcy Court enters an order ratifying the payment to Noteholder by any such Obligor of the Guarantied Obligations as not violating any provision of the United States Bankruptcy Code or being such as not to be recoverable for the bankruptcy estate by the Trustee; or (b) the proceedings have been determined. In the event that the Trustee in bankruptcy or anyone acting in the Trustee’s stead, including a Debtor-in-Possession, seeks to recover any payment or any portion thereof from Noteholder for the bankruptcy estate under any provision of the United States Bankruptcy Code, Guarantors will jointly and severally indemnify and hold Noteholder harmless with respect to such attempted recovery against Noteholder by the bankruptcy estate and each Guarantor hereby further consents to Noteholder joining Guarantor as additional defendants in such action. In the event that the bankruptcy estate does so recover any such payment or portion thereof, then in that event Guarantors will immediately pay to Noteholder all sums so recovered together with all costs of collection and all costs incurred by Noteholder, including, without limitation, reasonable attorneys’ fees, in connection with the bankruptcy proceeding. The terms “Bankruptcy”, “Bankruptcy Court”, “Trustee” and “Debtor-in-Possession” shall have the same respective meanings as are given to those terms in the United States Bankruptcy Code.

7.            Costs and Attorney’s Fees. In addition to all other liabilities of Guarantors hereunder, each Guarantor also agrees to pay to Noteholder, on demand, all costs and expenses (including reasonable attorneys’ fees) which may be incurred in the enforcement of Noteholder’s rights and remedies under this Agreement. In the event that Noteholder engages an attorney to represent it in connection with (a) any default by Guarantor under this Agreement, or by Borrower under the Restated Note or any other document executed and delivered by Borrower pursuant thereto or in connection therewith, (b) if Guarantor becomes insolvent or makes an assignment for the benefit of creditors, or if any petition is filed by or against a Guarantor under any provision of any state or federal law or statute alleging that such Guarantor is insolvent or unable to pay debts as they mature or under any provision of the United States Bankruptcy Code; (c) the entry of any judgment against a Guarantor which remains unsatisfied for 30 days or the issuing of any attachment, levy or garnishment against any property of such Guarantor or the occurrence of any substantial change in the financial condition of a Guarantor which, in the sole, reasonable judgment of Noteholder, is materially adverse; (d) if any information heretofore or hereafter furnished to Noteholder by a Guarantor or delivered to Noteholder by any Obligor in connection with any of the Guarantied Obligations should prove to be materially false or incorrect as of the date furnished; (e) the failure of a Guarantor to furnish to Noteholder such financial and other information as Noteholder may reasonably request or require within fifteen (15) days after written request; (f) the termination or revocation or attempted termination or revocation (in whole or in part) of this Agreement; (g) the occurrence of an Event of Default or a default under any agreement between a Guarantor and Noteholder or between any Obligor and Noteholder; or (i) a material adverse change in the financial condition of a Guarantor, as determined by Noteholder in its sole discretion.

8.            Acceleration. Upon the occurrence of any of the following events (each an “Event of Default”), all of the Guarantied Obligations shall, at Noteholder’s sole option, be deemed to be forthwith due and payable for the purposes of this Agreement and for determining the liability of Guarantors hereunder, whether or not Noteholder has any such rights against any other Obligor, and whether or not Noteholder elects to exercise any of its rights or remedies against any other person, including, without limitation, any other Obligor: (a) the nonpayment when due of any amount payable under or on any of the Guarantied Obligations, or the failure of any Obligor or Guarantor to observe or perform any agreement of any nature whatsoever with Noteholder, subject to any applicable grace, notice and/or cure periods; (b) if any information heretofore or hereafter furnished to Noteholder by a Guarantor or delivered to Noteholder by any Obligor in connection with any of the Guarantied Obligations should prove to be materially false or incorrect as of the date furnished; (c) the termination or revocation or attempted termination or revocation (in whole or in part) of this Agreement; or (d) the occurrence of an Event of Default or a default under any agreement between a Guarantor and Noteholder or between any Obligor and Noteholder or between Borrower and Noteholder or by Borrower in favor of Noteholder.

9.            Notices. Unless otherwise expressly provided under this Agreement, all notices, requests, demands, directions and other communications (collectively “notices”) given to or made upon any party under the provisions of this Agreement shall be in writing and shall be delivered by hand, nationally recognized overnight courier or U.S. mail to the respective parties at the following addresses or in accordance with any subsequent unrevoked written direction from any party to the others:

If to Guarantor:

Renovare Environmental, Inc.
(f/k/a Biohitech Global, Inc.)
80 Red Schoolhouse Road
Chestnut Ridge, New York 10977

With copies to:

McCarter & English, LLP
Two Tower Center Boulevard, 24th Floor
East Brunswick, NJ 08816
Attn: Peter Campitiello, Esq.
pcampitiello@mccarter.com

If to Noteholder:

Michaelson Capital Special Finance Fund II, L.P.
Attn.:	Vincent S. Capone, Esq.
President and General Counsel
P.O. Box 728
Gwynedd Valley, PA 19437-0728
vcapone@michaelsoncapital.com

With copies to:

Otterbourg P.C.
230 Park Avenue
New York, NY 10169
Attn.: David W. Morse, Esq.
dmorse@otterbourg.com

All notices shall, except as otherwise expressly provided in this Agreement, be effective (a) in the case of hand-delivered notice, when hand delivered, (b) if given by U.S. mail, three (3) business days after such communication is deposited in the mails with overnight first-class postage prepaid, return receipt requested, and (c) if given by any other means (including by air courier), when delivered. The person listed above to receive notices addressed to Noteholder is hereby designated as the party responsible for receiving notices regarding the loan evidenced by the Restated Note and the commencement of any case of Borrower or Guarantor under the Title 11 of the United States Code (the “Bankruptcy Code”). All notices to Noteholder hereunder shall contain the name, address, account number and taxpayer identification number of Borrower and each Guarantor, and shall not be considered to be brought to the attention of Noteholder, within the meaning of Bankruptcy Code Section 342(g)(1), until such time as the notice is delivered to the person specified in this provision.

10.            Miscellaneous.

(a)            The provisions of this Agreement shall be in addition to those of any guaranty, pledge or security agreement, note or other evidence of liability held by Noteholder, all of which shall be construed as integrated and complementary of each other. Nothing herein contained shall prevent Noteholder from enforcing any or all other notes, guaranty, pledge or security agreements in accordance with their respective forms.

(b)            From time to time, Guarantors will execute and deliver to Noteholder such additional documents, and will provide such additional information as Noteholder may reasonably require, to carry out the terms of this Agreement, the Security Agreement, the Restated Note and the documents executed and delivered in connection therewith to which such Guarantor is a party and be informed of such Guarantor’s respective status and affairs.

(c)            This Agreement shall inure to the benefit of, and shall be binding upon, each Guarantor’s successors and permitted assigns of the parties hereto. No Guarantor has any right to assign any of such Guarantor’s rights or obligations hereunder without the prior written consent of Noteholder. This Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement among the parties with respect to the subject matter hereof, and may be amended only by a writing signed on behalf of each party.

(d)            Each Guarantor hereby consents to the jurisdiction and venue of the courts of the State of New York or of any federal court located in such state, waive personal service of any and all process upon any Guarantor and consents that all such service of process be made by certified or registered mail directed to a Guarantor at the address provided for such Guarantor in Section 9 and service so made shall be deemed to be completed upon actual receipt or execution of a receipt by any Person at such address. Each Guarantor hereby waives the right to contest the jurisdiction and venue of the courts located in the State of New York on the ground of inconvenience or otherwise and, further, waives any right to bring any action or proceeding against Noteholder in any court outside the State of New York or against any Guarantor other than in a State within the United States designated by Guarantor. The provisions of this Section 10(d) shall not limit or otherwise affect the right of a Guarantor to institute and conduct an action in any other appropriate manner, jurisdiction or court.

(e)            This Agreement and the rights and obligations of the parties under this Agreement shall be construed in accordance with and shall be governed by the laws of the State of New York without regard to conflicts of laws principles.

(f)            The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

(g)            Each Guarantor intends this to be a sealed instrument and to be legally bound hereby.

(h)            If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or enforceable, all terms, provisions, covenants and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision, covenant or condition (after giving effect to the next sentence in this Section) does not materially impair the ability of the parties to consummate the transactions contemplated hereby. In lieu of such invalid, void or unenforceable term, provision, covenant or condition there shall be added to this Agreement a term, provision, covenant or condition that is valid, not void and enforceable and is as similar to such invalid, void or enforceable term, provision, covenant or condition as may be possible.

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IN WITNESS WHEREOF, each the undersigned has caused this Guaranty and Suretyship Agreement to be duly executed, under seal, as of the day and year first above written.

RENOVARE ENVIRONMENTAL, INC.
(F/K/A BIOHITECH GLOBAL, INC.)
BHT FINANCIAL LLC
BIOHITECH AMERICA LLC
BIOHITECH EUROPE PLC
E.N.A. RENEWABLES, LLC
NEW WINDSOR RESOURCE RECOVERY, LLC

By:
Title: